                             PURCHASE AND SALE AGREEMENT

                               AND ESCROW INSTRUCTIONS

                                       BETWEEN



                            CHICO CROSSROADS CENTER, LTD.
                           A CALIFORNIA LIMITED PARTNERSHIP


                                       "SELLER"


                                       - AND -


                               BASIC ACQUISITION, INC.
                                A DELAWARE CORPORATION

                                       "BUYER"






















Chicago Title
16969 Von Karman
Irvine, California 92714

Attn: Karen Price
Escrow # 6026054-M19

                                  TABLE OF CONTENTS
                                                                            PAGE


1.    ESCROW..................................................................1

2.    THE PROPERTY............................................................1

3.    PURCHASE PRICE..........................................................1

4.    PAYMENT OF PURCHASE PRICE...............................................1

      a.     Initial Deposit .................................................1
      b.     Second Deposit...................................................1
      c.     Assumption of Existing Loan......................................2
      d.     Cash Balance.....................................................2
      e.     Interest.........................................................2

5.    INVESTIGATION AND APPROVAL OF PROPERTY..................................2

      a.     Right to Inspect Property........................................2
      b.     Approval of Condition of Property................................3
      c.     Prior Investigations.............................................3
      d.     Title Review.....................................................3
      e.     New Loan Approval................................................3

6.    CLOSING; CLOSE OF ESCROW................................................4

      a.     Closing..........................................................4
      b.     Close of Escrow..................................................4
      c.     Closing Costs....................................................4

7.    CLOSING - SELLER'S ITEMS................................................5

8.    CLOSING - BUYER'S ITEMS.................................................6

9.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.....................6

10.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE....................7

11.   CANCELLATION FEES AND EXPENSES..........................................8

12.   WITHHOLDING.............................................................8

13.   POSSESSION..............................................................8

14.   REPRESENTATIONS AND WARRANTIES..........................................8

      a.     By Buyer.........................................................8
      b.     By Seller........................................................8

15.   PRORATIONS.............................................................10

      a.     General.........................................................10
      b.     Rentals.........................................................10
      c.     Delinquent Rentals..............................................10
      d.     Operating Cost Pass Throughs, Etc...............................11
      e.     Prepaid Rentals.................................................11
      f.     Taxes and Assessments...........................................11
      g.     Tenant Deposits.................................................11
      h.     Service Contracts...............................................11
      i.     Prepaid Expenses................................................12

16.   BROKERS................................................................12

17.   DEFAULT AND REMEDIES...................................................12

      a.     Default and Remedies............................................12
      b.     Liquidated Damages..............................................12

18.   CONDEMNATION...........................................................13

19.   ATTORNEYS' FEES........................................................13

20.   Notices................................................................13

21.   Governing Law..........................................................14

22.   Integration: Modification; Waiver......................................14

23.   COUNTERPART EXECUTION..................................................14

24.   HEADINGS; CONSTRUCTIONS................................................14

25.   TIME OF THE ESSENCE....................................................14

26.   Opening Of Escrow......................................................15

27.   Invalid Provisions.....................................................15

28.   Binding Effect.........................................................15

29.   Further Acts...........................................................15

30.   Exhibits...............................................................15

31.   SURVIVAL...............................................................15

32.   ASSIGNMENT.............................................................15

                                  TABLE OF EXHIBITS

Exhibit A -  Legal Description of Property

Exhibit B -  Property Documents

Exhibit C -  Grant Deed

Exhibit D -  Bill of Sale

Exhibit E -  Tenant Lease Agreement

Exhibit F -  IRC Affidavit

Exhibit G -  Tenant Leases

Exhibit H -  Assignment of Service Contracts

Exhibit I -  Assignment of Contract Rights

Exhibit J -  Tenant Estoppel Certificate

Exhibit K -  Landlord Estoppel Certificate

Exhibit L -  Guaranty

Exhibit M -  Commission Allocation Schedule

                             PURCHASE AND SALE AGREEMENT

                                         AND

                                 ESCROW INSTRUCTIONS

      THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made as of May 8, 1996, (the "Effective Date") between BASIC ACQUISITION INC., a Delaware corporation ("Buyer") and CHICO CROSSROADS CENTER, a California limited partnership ("Seller") with reference to the following facts:

      A. Seller is the owner of the improved real property located in the City of Chico, State of California, more particularly described in EXHIBIT "A" attached hereto and incorporated herein by this reference (the "Property").

      B. The term "Property" when used herein shall be deemed to include all buildings, fixtures, structures, parking areas, landscaping and other improvements and located thereon.

      C. Seller desires to sell and convey to Buyer, and Buyer desires to purchase and accept from Seller, the Property in accordance with and subject to the terms and conditions set forth below.

      NOW THEREFORE, Seller and Buyer agree as follows:

      1. ESCROW. The transaction herein contemplated shall be effected through an escrow ("Escrow") with Chicago Title Insurance Company ("Escrow Agent"), as established by this Agreement and any additional written escrow instructions required by Escrow Agent and approved by Seller and Buyer as evidenced by their respective signatures thereon. In the event of any conflict, uncertainty or ambiguity between or in respect of any additional written escrow instructions and this Agreement, the provisions of this Agreement shall govern and control. This Agreement constitutes joint escrow instructions to Escrow Agent to complete the transaction contemplated herein. Escrow shall confirm to each party the date of opening of Escrow ("Opening of Escrow").

      2. THE PROPERTY. Seller shall sell and convey to Buyer, and Buyer shall purchase and accept from Seller the Property.

      3. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be Twenty One Million Seventy Five Thousand Dollars ($21,075,000.00).

      4. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

             (a) INITIAL DEPOSIT. Buyer shall concurrently with the opening of Escrow, deliver to Escrow Agent the sum of One Hundred Thousand Dollars ($100,000.00) ("Initial Deposit"). At Close of Escrow, Buyer shall receive a credit toward the Purchase Price in an amount equal to the Initial Deposit.

             (b) SECOND DEPOSIT. Within one (1) day following the Approval Date (as defined herein) Buyer shall deposit into Escrow the sum of One Hundred Fifty Thousand Dollars ($150,000.00) ("Second Deposit"). At Close of Escrow the Second Deposit shall be applicable to the Purchase Price. The Initial Deposit and the Second Deposit together with interest thereon, are sometimes collectively referred to herein as the "Deposit".

             (c) ASSUMPTION OF EXISTING FINANCING. Seller currently has a loan from First Interstate Bank ("Lender") secured by, among other things, a deed of trust encumbering the Property (the "Existing Loan"). In addition, Seller and Buyer anticipate that Seller will enter into negotiations with one or more lenders other than Lender to attempt to obtain during the Approval Period a new loan for the purpose of refinancing the Existing Loan (the "New Loan"). The New Loan and the Existing Loan, are sometimes referred to herein collectively as the "Loans". In no event shall Buyer have any obligation to assume the Existing Loan or the New Loan. At Close of Escrow, if Buyer assumes either of the Loans pursuant to Paragraph 5(e), Buyer shall receive a credit against the Purchase Price in an amount equal to the outstanding principal balance of the assumed loan as of the Close of Escrow, and Seller shall pay to Lender any assumption fee in connection with the assumption of the Existing Loan by Buyer. Buyer shall pay any assumption fee and cost associated with any assumption of the New Loan.

             (d) CASH BALANCE. On or before the date which is one (1) business day prior to the Closing Date, Buyer shall deposit into Escrow in cash or other immediately available funds, or by federal wire of immediately available funds, the balance of the Purchase Price, together with Buyer's share of prorations and expenses, less the amount of the Extension Payment, if any (collectively, the "Closing Funds").

             (e) INTEREST. Escrow Agent shall keep the Deposit invested in an interest bearing money market account with a financial institution reasonably acceptable to Buyer and Seller at such yield as shall be available. Buyer shall pay taxes upon the interest component of the Deposit. Escrow Agent shall bear no liability for any loss occasioned by investment of the Deposit as herein provided, by any delays in investing the Deposit or by any failure to achieve the maximum possible from the Deposit.

      5.     INVESTIGATION AND APPROVAL OF PROPERTY.

             (a) RIGHT TO INSPECT PROPERTY. Seller has caused to be delivered to Buyer the documents identified in Exhibit "B" hereto ("Property Documents"). Within the period commencing on the Opening of Escrow and ending sixty (60) days thereafter ("Approval Period"), Buyer shall have the right following at least 24 hour prior notice to Seller, to inspect the Property at any reasonable time to conduct at its sole cost and expense, such customary surveys, studies and investigations of all matters pertaining to the Property including but not limited to, the soil, compaction, drainage, seismic environmental or other geologic and topographical matters, the presence or absence of any toxic or hazardous waste material or substance, the Property's compliance with existing laws, ordinances, regulations and codes, the condition of all streets, sewer, storm drains and utilities or availability of all of the foregoing and other services to the Property, all matters pertaining to surrounding properties and the use thereof, analysis of all tenants of the Property ("Tenants"), zoning, use and other restrictions affecting the Property, all other governmental and quasi governmental regulations concerning the use, condition and improvement of the Property or any portion thereof, the Property's fitness and economic feasibility for Buyer's intended use and development, and any other matters relating in any manner to the Property or any portion thereof or interest therein (collectively "Investigations") as Buyer deems necessary concerning the Property. Prior to performing any of the Investigations, Buyer shall obtain all permits and authorizations and shall pay all applicable fees
required by any public body or agency in connection therewith;   Buyer shall
indemnify, defend (through legal counsel reasonably acceptable to Seller), and hold Seller, and the Property, harmless from all damage, loss or liability, including without limitation attorneys' fees and costs of court, mechanics' liens or claims, or claims or assertions thereof arising out of or in connection with the entry onto or occupation of the Property by Buyer, its agents, employees and contractors and sub-contractors. If required by Seller, Buyer shall have caused any of its contractors or subcontractors conducting such inspections and/or investigation to deliver to Seller, as a condition to such access to the Property, a certificate of insurance (naming Seller as an additional insured) evidencing public liability insurance (from an insurance company having a rating of at least "A" by A.M. Best) with limits of at least One Million Dollars ($1,000,000.00) for bodily or personal injury or death, and property damage insurance in the amount of at least Two Hundred Fifty Thousand Dollars $250,000.00). After each such inspection or investigation of the Property, Buyer agrees to immediately restore the Property or cause the Property to be restored to its condition before each such inspection or investigation look place, at Buyer's sole expense.

             (b) APPROVAL OF CONDITION OF PROPERTY. Buyer shall approve or disapprove the Property, the Property Documents and the results of any investigation or inspection on or before the expiration of the Approval Period. Buyer must deliver to Seller written notice ("Property Approval Notice") approving the Property, the Property Documents and the results of any investigation or inspection Documents on or before the expiration of the Approval Period. If the Property Approval Notice is not received by Seller on or before three (3) business days following the expiration of the Approval Period, the Property, the Property Documents and the results of any investigation or inspection will be deemed disapproved by Buyer. If Buyer disapproves the Property, the Property Documents, or the results of any investigation or inspection Buyer shall provide written notice of same to Seller. If Buyer fails to give notice of termination set forth herein, the Property, the Property Documents or the results of any investigations or inspection will be deemed disapproved by Buyer, and the Parties shall proceed in accordance with Paragraph 11. If Buyer disapproves the Property Documents or the results of any investigation or inspection as set forth herein, Seller shall within five (5) days of such disapproval refund the Deposit to Buyer.

             (c) PRIOR INVESTIGATIONS. Buyer agrees that it is a sophisticated real estate investor and is relying upon its own inspections, examinations, studies and inquiries to determine the condition of the Property, including without limitation the construction of the improvements, soil and subsoil condition, and that (subject to the provisions for termination of this Agreement set forth in Paragraph 5(b) hereof and the representations and warranties set forth herein) Buyer is purchasing the Property on as "AS IS" basis, and no patent or latent condition affecting the Property in any way, whether or not known or discoverable or hereafter discovered, shall affect Buyer's obligation to purchase the Property or any of Buyer's other obligations contained in this Agreement, nor shall any such condition give rise to any right of damages, rescission of otherwise against Seller. Buyer acknowledges that except for the representations and warranties set forth herein, neither Seller nor any officer, employee or agent of Seller has made, is making or shall make any representations or warranties whatsoever with respect to the Property, its condition, its suitability for any use, its accessibility or any other matter, except as may expressly be set forth herein. Furthermore, Buyer agrees that, except for the representations and warranties set forth herein, it will satisfy itself fully with respect to all laws, statutes, regulations and requirements of all governmental bodies and agencies concerning the sale and/or construction of the Property.

             (d)    TITLE REVIEW.   Following Opening of Escrow, Seller shall
cause Chicago Title Insurance Company to deliver to Buyer a current preliminary title report (the "PTR") for the Property together with legible copies of all exceptions to title identified therein. Buyer shall have thirty (30) days following its receipt of the PTR to give Seller its written notice of its
disapproval of  any item on the PTR. ("Title Notice").   Following Seller's
receipt of the Title Notice, Seller shall have thirty (30) days to give written notice to Buyer of Seller's election either to (a) cure such title defects prior to Close of Escrow or (b) cancel escrow and terminate this Agreement in accordance with the provisions of Paragraph 11 hereto and shall not be deemed a default of Buyer or Seller.

             (e) APPROVAL OF FINANCING. During the Approval Period, Buyer shall approve or disapprove the financing for its purchase of the Property. In the event the New Loan is finalized, and the documents evidencing and/or securing the New Loan (e.g. promissory note, deed of trust, indemnity, etc.) (collectively the "New Loan Documents") are delivered to Buyer at least 15 days prior to the end of the Approval Period, then Buyer shall approve or disapprove the New Loan in accordance with this Paragraph 5(e). If the New Loan is finalized, Seller shall pay all fees and costs associated with the origination of the New Loan, but not any fees or costs associated with the assumption of the New Loan by Buyer. If the New Loan is not finalized, and the New Loan Documents are not delivered to Buyer at least 15 days prior to the end of the Approval Period, then Seller shall not enter into the New Loan without the prior written consent of Buyer, which consent may be granted or withheld in Buyer's sole discretion, In that regard, Seller agrees to provide Buyer, promptly after obtaining the same, copies of any documentation proposed to evidence the New Loan. While Buyer shall not be obligated to do so, Buyer may (i) approve and agree to assume the Existing Loan; (ii) approve and agree to assume the New Loan, or (iii) elect to pay cash for the Property and acquire the Property free and clear of any liens and encumbrances (and if Buyer so elects, Seller covenants to convey the Property free and clear of all liens and encumbrances securing the Existing Loan), and in the event that Buyer elects any of the alternatives set forth in clauses (i), (ii) or (iii);
 Buyer shall be deemed to have approved the financing for its purchase of the Property. If Buyer elects alternative (iii) above, Buyer will receive a credit against the Purchase Price at Close of Escrow equal to One Hundred and Fifty Thousand Dollars ($150,000.00). Alternatively, Buyer may by notice to Seller, prior to the end of the Approval Period, disapprove the financing for its purchase of the Property, in which case Escrow shall be terminated in accordance with the provisions of Paragraph 11 hereof, and such termination shall not be deemed to have occurred by reason of default of Seller or Buyer.

      6.     CLOSING; CLOSE OF ESCROW.


             (a) CLOSING. Provided that all of the conditions of this Agreement shall have been satisfied or waived on or before the date(s) set forth in Paragraph 9 and 10, the closing ("Closing") of this transaction shall take place at the offices of Escrow Agent ninety (90) days following the expiration of the Approval Period.

                    Buyer shall have the option to extend the Closing for an additional ninety (90) days (the "Extension Period") by delivering written notice of such election to Seller and Escrow Holder at least two (2) days prior to the date scheduled for Closing and (ii) concurrently delivering into Escrow by cashier's check the sum of Two Hundred and Fifty Thousand Dollars ($250,000.00) ("Extension Payment"). Provided Seller has delivered to Escrow Holder the Grant Deed (as defined herein) and the Tenant Estoppel Certificates (as defined herein), immediately following its receipt of the Extension Payment, Escrow Holder shall release to Seller the Deposit and the Extension Payment. Buyer may not terminate this Agreement, and shall remain obligated to purchase the Property in the event that Buyer elects to extend the closing regardless of any casualty, loss or other change in the Property. Concurrently with the release of the Deposit to Seller, Seller shall assign to Buyer all rights to recover under any such insurance required to be carried under this Agreement and will cooperate with Buyer in adjusting the claim against such insurance policy. The Extension Payment shall be deemed earned when paid and shall not be refundable under any condition or circumstance except for a default by Seller under this Agreement; provided, however, that in the event that the transaction contemplated by this Agreement closes, then the Extension Payment shall be applied against the Purchase Price.

             (b) CLOSE OF ESCROW. As used herein, the term "Close of Escrow" shall mean the date on which the Grant Deed is recorded in Official Records of Butte County, California.

             (c)    CLOSING COSTS.

                    (i)    Seller shall pay:

                           (a)    One-half (1/2) of the Escrow fees:

                           (b)    The cost of documentary transfer taxes;

                           (c) The cost of issuing Buyer's Title Policy in CLTA Standard form; and


                           (d)    The cost of any other obligations of Seller
hereunder.

                    (ii) Buyer shall pay:

                           (a)    One-half (1/2) of the Escrow fees;

                           (b)    The cost to record the Grant Deed;

                           (c) Any additional premium charged for issuance of an ALTA Extended form of Buyer's Title Policy;

                           (d)    The cost of any other obligations of Buyer
hereunder;                               and

                           (e) All costs associated with Buyer's assumption of the New Loan.

      7. CLOSING - SELLER'S ITEMS. Seller shall deliver or cause to be delivered to Escrow Agent at least three (3) days before the Closing Date, the following documents:

             (a) A GRANT DEED. ("Grant Deed"), duly executed and acknowledged by Seller in the form of and upon the terms and conditions contained in Exhibit "C" attached hereto
             (b) A BILL OF SALE. ("Bill of Sale") duly executed by Seller in favor of Buyer in the form of, and upon the terms and conditions contained in Exhibit "D" attached hereto.

             (c) AN ASSIGNMENT OF LEASES. ("Tenant Lease Assignment") duly executed and acknowledged in recordable form by Seller, in the form of and upon the terms and conditions contained in Exhibit "E" attached hereto.

             (d) IRC AFFIDAVIT. An affidavit under Section 1445 of the United States Internal Revenue Code ("IRC Affidavit"), duly authorized and executed by Seller in the form of Exhibit "F" attached hereto.

             (e) TENANT LEASES. Originals of all of the Tenant Leases indicated or designated as "original" on the List of Tenant Leases attached hereto as
Exhibit "F".

             (f) SERVICE CONTRACTS. Originals, if possessed by Seller, otherwise copies of all service, maintenance, supply, security, and management contracts ("Service Contracts") indicated on the List of Service Contracts attached hereto as Exhibit "H".


             (g) KEYS. All keys to entrance doors to the Improvements and Keys to all Personal Property located on the Real Property and/or the Improvements which are in Seller's possession.

             (h) LICENSES AND PERMITS. Originals, or the best copies in the possession of Seller of all licenses and permits affecting the Property.

             (i) TENANT NOTIFICATIONS. Letters addressed to each of the Tenants, notifying them of the sale of the Property to Buyer and directing them to make all future payments of rent and deliver any future notices to the order of Buyer.

             (j) OTHER DOCUMENTS. Originals, or the best copies in Seller's possession, of all other documents and instruments relating to the Property.

                    Escrow Agent shall deliver a conformed copy of the Grant Deed and the original IRC Affidavit and each of the other documents and instruments delivered into Escrow by Seller as set forth above to Buyer at the Closing. The Grant Deed shall provide that it is to be returned to Escrow Agent following recordation. When the original Grant Deed is returned to Escrow Agent, Escrow Agent shall deliver the original Grant Deed to Buyer, with a copy showing all recording information to Seller at the address noted in Paragraph 20 below.

      8. CLOSING - BUYER'S ITEMS. Buyer shall deliver or cause to be delivered to Escrow Agent on or before the date which is one (1) business day prior to the Closing Date:

             (a)    the Closing Funds as required under subparagraph 4(d) and

             (b) the Tenant Lease Assignment duly executed and acknowledged in recordable form, in counterpart.

      9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to consummate the transaction contemplated hereunder is subject to the satisfaction or waiver of the conditions set forth below at or before the dates specified below. Escrow Agent shall proceed as though all conditions have been satisfied or waived unless Escrow Agent receives a written notice from Buyer terminating this Agreement and stating that any one or more of the conditions for the benefit of Buyer is not satisfied before the dates specified below. The following conditions are for the benefit of the Buyer and can only be waived by Buyer prior to the Closing Date:

             (a) Seller has timely delivered into Escrow all of the Seller's items described in Paragraph 7 above;

             (b) The Title Company has committed to issue to Buyer its standard form California Land Title Association ("CLTA Standard") Standard owner's policy of title insurance with coverage equal to the Purchase Price (the "Title Policy") prior to the Closing Date. Buyer may order an American Land Title Association extended owners' policy of title insurance ("ALTA Extended Policy") with coverage equal to the Purchase Price, provided that Buyer pays for all additional premiums, survey costs, and any other fees or costs attributable thereto and Close of Escrow is not delayed thereby. The Title Policy shall show title vested in Buyer SUBJECT ONLY TO:

                    (i) The printed exceptions contained in the Title Company's standard owner's policy of title insurance (CLTA Standard, or ALTA Extended if so requested by Buyer);

                    (ii) General and special taxes and assessments not then delinquent;

                    (iii) The exceptions set forth and approved in the Preliminary Title Report;

                    (iv)   Any matters created by or with the consent of Buyer;
and

             (c) Buyer's approval of the condition of the Property in accordance with Paragraph 5 on or before the expiration of the Approval Period.

             (d) Seller's representation and warranties are true as of the Closing Date.

             (e) Buyer shall have received estoppel certificates ("Tenant Estoppel Certificates") duly executed by Home Base, Office Depot, Food for Less, Circuit City, Barnes & Noble, Hometown Buffet and Petco and Tenants occupying at least ninety-five percent (95%), in the aggregate, of the gross leasable square footage of the improvements currently leased, to be dated not more than forty-five (45) days prior to the Closing Date. The Tenant Estoppel Certificates shall be in the form of, and in all material aspects, upon the terms attached to their respective leases, and if not attached to a tenant lease, in the form of, and in all material aspects, upon the terms contained in, Exhibit "J" attached hereto. If Buyer desires a different form of estoppel certificates, Seller shall use its reasonable efforts to obtain such certificate from the tenants of the Property, however, the failure to obtain such form of estoppel from any Tenant shall not be a condition to Close of Escrow. Seller shall deliver the Tenant Estoppel Certificates to Buyer no later than ten (10) days prior to the Closing Date. In the event Seller is unable to obtain a Tenant Estoppel Certificate from any Tenant, Seller shall provide to Buyer an estoppel certificate executed by Seller ("Landlord Estoppel"), in the form of Exhibit "K" attached hereto, subject to such facts and circumstances which are disclosed on such statement. The Tenant Estoppel Certificates and the Landlord Estoppel shall be subject to Buyer's reasonable approval. Buyer's failure to disapprove any Tenant Estoppel Certificate or Landlord Estoppel in writing five (5) days of receipt thereof by Buyer shall be deemed to constitute Buyer's approval thereof. If Buyer reasonably disapproves any Tenant Estoppel Certificates or Landlord Estoppel within such five (5) day period, Escrow shall be terminated in accordance with the provisions of Paragraph 11 hereof.

             (f) Satisfaction or waiver of all contingencies to the leases with Barnes and Noble and Blockbuster Video.

             (g)    Seller's timely performance of its obligation hereunder.

             (h) In the event that the Closing has not been extended pursuant to Paragraph 6, there shall have been no material change in the condition or operations of the Property. In the event that the Closing has been extended pursuant to Paragraph 6, there shall have been no material change in the condition or operations of the Property caused by any act or omission of Seller.

             If any of the above conditions are not satisfied at or prior to the Closing, for a reason other than a default by Buyer under this Agreement, Buyer may terminate this Agreement by written notice to Seller and Escrow Agent, whereupon, Escrow shall be cancelled, Escrow Agent shall release the Deposit to Buyer and any and all documents deposited into Escrow shall be returned to the party entitled thereto, and the parties shall have no further rights or obligations hereunder.

      10. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to consummate the transaction contemplated hereunder is subject to the satisfaction or waiver of the conditions set forth below before the dates specified below. Escrow Agent shall proceed as though all conditions have been satisfied or waived unless Escrow Agent receives a written notice from Seller terminating this Agreement and stating that any one or more of the conditions for the benefit of Seller is not satisfied before the dates specified below.
The following conditions are for the benefit of Seller and can only be waived by
Seller:

             (a)    Buyer has timely delivered into Escrow the Closing funds;

             (b) Buyer has timely delivered into Escrow the Buyer's items described in Paragraph 8 above; and

             (c) Buyer's representations and warranties are true and correct as of the Close of Escrow.

             (d) Buyer has timely delivered into Escrow the fully executed Guaranty in the form attached hereto as Exhibit "L".

                    If any of the above conditions are not satisfied at or prior to the date called for in this Agreement, for a reason other than a default by Seller under this Agreement, Seller may terminate this Agreement by written notice to Buyer and Escrow Agent, whereupon, Escrow shall be cancelled, Escrow Agent shall release to Seller all funds deposited by Buyer into Escrow which remain in Escrow as of the date Escrow Agent receives Seller's written notice of termination, and any and all documents deposited into Escrow shall be returned to the party entitled thereto, and the parties shall have no further rights or obligations hereunder.

      11. CANCELLATION FEES AND EXPENSES. If Escrow terminates because of the non-satisfaction of any condition for a reason other than the default of Buyer or Seller under this Agreement, Buyer and Seller shall pay one-half of any escrow cancellation charges and the Deposit shall be returned to Buyer.
However, if Escrow terminates because of the default of either Buyer or Seller under this Agreement, the escrow cancellation charges shall be borne solely by the defaulting party and, (i) if Seller is the defaulting party, the Deposit shall be returned to Buyer, and (ii) if Buyer is the defaulting party, the Deposit shall be retained by Seller. "Escrow cancellation charges" means all fees, charges and expenses incurred by Escrow Agent as well as all expenses related to the services of the Title Company in connection with issuance of the Title Report and other title matters.

      12. WITHHOLDING. Pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended ("Code"), Buyer is required to withhold ten percent (10%) of the "amount realized" in accordance with the Code, unless Seller delivers to Buyer the IRC Affidavit.

      13. POSSESSION. Possession of the Property shall be delivered to Buyer at the Closing.

      14.    REPRESENTATIONS AND WARRANTIES.

             (a) BY BUYER. Buyer represents, warrants and covenants to and with Seller, that Buyer has the right, power, legal capacity and authority to execute, deliver and perform this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer.

             (b) BY SELLER. Seller represents, warrants and covenants to and with Buyer, that (i) except for the assignment of the New Loan or the assumption of the Existing Loan, Seller has the right, power, legal capacity and authority to execute, deliver and perform this Agreement and any consent required as a condition to Seller's authority to execute, deliver and perform this Agreement will be obtained prior to the Close of Escrow, (ii) the individuals who have executed this Agreement on behalf of Seller have the right, power, legal capacity and authority to execute, deliver and perform this Agreement on behalf of Seller; (iii) this Agreement constitutes the legal, valid and binding obligation of Seller; (iv) to Seller's knowledge, Seller has not received notice of any pending or threatened condemnation of all or of any portion of the Property, or notice of any violation of zoning restrictions in respect of the Property from the governmental authority or agency; (v) attached hereto as EXHIBIT"H" is a list of all of the Service Contracts affecting the Property in effect on the date hereof (the "Service Contracts), and except as set forth on EXHIBIT"H" (i) to Seller's actual knowledge,the Service Contracts have not been further modified or amended and are in force and effect, or are terminable with thirty (30) days notice, (ii) Seller has, or will have, during the Approval Period delivered to Purchaser true and complete copies of the Service Contracts, and (iii) to the best actual knowledge of Seller, there are no defaults of Seller or any other party thereto under the Service Contracts which would materially adversely affect the operations of the Property or which would materially increase the cost of operating the Property; (vi) attached hereto as Exhibit "I" is a list of all licenses and permits from governmental authorities in the possession of Seller in connection with its ownership of the Property (collectively, the "Licenses and Permits") and Seller has, or will have, during the Approval Period delivered to Purchaser true and complete copies of the Licenses and Permits; (vii) Seller has not received written notice of any litigation, governmental or administrative proceedings or arbitrations presently pending or threatened in writing with respect to any of the Property, except for actions which do not in any way affect the current use or operation of any of the Property; (viii) to Seller's actual knowledge, there are no unrecorded rights of first offer to purchase, rights of first refusal to purchase, purchase options or similar rights or contractually required consents to transfer pertaining to the Property which would be breached by this Agreement or the consummation of the transactions provided for herein; (ix) Seller is not a "foreign person" within the meaning of Paragraph 1445(f)(3) of the Internal Revenue Code; (x) Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors; (xi) to Seller's knowledge, the Seller has not received from any insurance company which carries insurance on the Property, or any Board of Fire Underwriters, any notice of any defect or inadequacy in connection with the Property or its operation which has not been cured; (xii) except as disclosed to Buyer in writing prior to the expiration of the Approval Period, Seller has performed or will perform prior to the closing of the transactions contemplated by this Agreement of all of Seller's obligations under any leases of the Property that are or will be required to be performed prior to the Closing and no brokerage commissions or other compensation is or will be due or payable to any persons, firm, corporation or other entity with respect to or on account of any of the leases, or any renewal thereof that could be a lien against the Property or claim against Buyer and (xiii) except as disclosed to Buyer in writing, to Seller's best actual knowledge, without any duty to investigate, as of the Effective Date there are no hazardous materials in existence on or below the surface of the Property or in any building located upon the Property, including, without limitation, contamination of the soils subsoil or ground water, which constitutes a violation of any law, rule or regulation of any governmental entity having jurisdiction thereof.

             Seller hereby agrees, through and including the Closing and at Seller's sole cost and expense to (a) keep all existing insurance policies (including any renewals or equivalents) affecting the Property in full force and effect (except that Seller shall be credited at Close of Escrow with an amount equal to the amount expended by it during the Extension Period in good faith in arms-length transactions and pursuant to the exercise of its reasonable business judgment to repair the Property following a casualty to the extent each sums expended are for uninsured casualties, unreimbursable deductibles and unreimbursable capital expenses, casualties, unreimbursable deductibles and unreimbursable capital expenses. If any such costs or expenses are not emergency related and exceed Ten Thousand Dollars ($10,000.00), (i) Seller shall reasonably consult with Buyer prior to incurring such expense (ii) competitively bid such expense to at least three responsible bidders and (iii) contract with the lowest responsible bidder):
(b) use due diligence and its reasonable efforts to keep in full force and effect all required licenses and permits; and (c) provide all services and continue to operate, manage and maintain the Property in substantially the same manner as it previously had. Following ten (10) days before expiration of the Approval Period ("Lease Cut-off Date"). Seller hereby agrees that Seller will not terminate or modify, extend of otherwise change any of the terms, covenants or conditions of any tenant lease, or enter into new leases or any other obligations or agreements affecting the Property without the prior consent of Buyer, which consent may be withheld in Buyer's reasonable discretion. Prior to the Lease Cut-Off Date, Seller shall have the right, in its sole and absolute discretion, to enter into any such new lease provided Seller deliver to Buyer a fully executed copy of such lease before the Lease Cut-Off Date. Except as provided above, prior to the Closing Date, Seller shall not convey title or any interest in the Property or the personal property to any person or entity. Seller shall not subject the Property to any additional liens, encumbrances, covenants, conditions, restrictions, easements or similar matters after the date of this Agreement which will not be eliminated prior to the Closing Date, or otherwise amend, modify, extend or change the terms, covenants or conditions of any such matters after the date of this Agreement. For a period of one (1) year after the Closing Date, Seller shall cooperate with Buyer and Buyer's accountants and attorneys in answering questions concerning the operation and management of the Property, amounts owed by Tenants under their leases, the calculation of operation expense or common area maintenance charge, and similar matters.

             (c) Each Party's representations and warranties made herein are material to the other Party's decision to enter into this Agreement and are being relied upon by the other Party in undertaking its obligations hereunder. Except to the extent set forth in writing prior to the Close of Escrow the representations of each Party made herein shall be deemed made again as of the Close of Escrow for the Property, or any portion thereof without the necessity of further documentation. The representation and warranties of Seller set forth above shall survive the Closing and the delivery of the Grant Deed for a period of two (2) years.

      15.    PRORATIONS.

             (a) GENERAL. For purposes of this Paragraph 15, the "Proration Date" shall be deemed to be 11:59 p.m. on the day immediately proceeding the Closing Date so that Buyer shall be deemed to be in title to the Property and therefore entitled to the income and responsible for the expenses for the entire day upon which the Closing Date occurs. Any apportionments and prorations which are not expressly provided for below shall be made in accordance with customary practice in Butte County. Buyer and Seller agree to prepare or cause their respective representatives or accountants to prepare a schedule of tentative adjustments prior to the Proration Date. Such adjustments, if and to the extent known and/or estimated and agreed upon as of the Close of Escrow, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer), by increasing or reducing the cash to be paid by Buyer at the Close of Escrow. Any such adjustments not determined or not agreed upon as of the Close of Escrow shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the determination of the information necessary to make such adjustments, For a period of three (3) years following the Close of Escrow, Buyer and Buyer's successors and assigns shall make available to Seller and Seller shall make available to Buyer and Buyer's successors and assigns and their respective employees, agents and representatives all books and records maintained for the Property which relate to any of the items to be prorated or allocated under this Agreement, which books and records shall be made available for inspection and copying by Seller and Seller's employees, agents and representatives during ordinary business hours. Any such inspection shall be at reasonable intervals and at the inspecting party's sole cost and expense. The provisions of this Paragraph 15 shall survive the Close of Escrow indefinitely.

             (b) RENTALS. Subject to the provisions of Paragraphs 15(c) and 15(d), fixed monthly rentals ("Rentals") which have been collected shall be prorated as of the Proration Date. Notwithstanding the provisions of the Tenant Leases to the contrary, the base amount of rental provided in the Tenant Leases shall be allocated equally on a monthly basis for the year in which the Close of
Escrow occurs.   With respect to percentage rent, following Close of Escrow
Buyer shall collect all such percentage rent and shall pay to Seller the portion of such percentage rent attributable to the period before Close of Escrow. Such payment shall be made to Seller within ten (10) days following Buyer's receipt of such percentage rent. If payment to Seller is not timely made, the delinquent amount shall bear interest at 10% per annum.

             (c) DELINQUENT RENTALS. Rentals for Tenant Leases that are not more than thirty (30) days delinquent as of the Proration Date shall be prorated between Seller and Buyer as if they were timely paid to Seller, and Seller shall be credited with the amount of such Rental. Delinquent Rentals shall be prorated between Buyer and Seller as of the Proration Date but not paid by Seller until they are actually collected by Buyer, Rentals are "Delinquent" when payment thereof has been due on or before the Proration Date and is at least thirty (30) days past due as of the Proration Date. Buyer shall use Buyer's good faith efforts to collect any Delinquent Rentals.
 Buyer shall not, however, be required to institute legal proceedings and Buyer shall not be required to expend more than nominal cost and expense in collecting Delinquent Rentals. After the Close of Escrow, Seller shall not institute any legal proceedings against a Tenant (or other occupant or user of the Project) owing Delinquent Rentals unless Buyer has failed to institute such legal proceedings within thirty (30) days after receipt of Seller's written request that Buyer do so. Subject to the first sentence of this subparagraph (c) rentals collected by the Buyer shall be applied first against any amount currently due, to their respective due dates, and then against any amount past due. Buyer agrees that any payments due to Seller as a result of collected Delinquent Rentals shall be payable to Seller (less reasonable out-of-pocket costs of collection actually incurred by Buyer) not less often than monthly. Seller agrees that any amounts collected by Seller after the Close of Escrow but which are due to Buyer hereunder shall be payable to Buyer (less reasonable out-of-pocket costs of collection actually incurred by Seller) not less often than monthly.

             (d) OPERATING COST PASS-THROUGH, ETC.. Operating cost pass-throughs, expense reimbursements, utility charges, common area maintenance charges, any administrative charges, tenant or property association dues, additional rentals and other retroactive rentals escalations, sums or charges payable by Tenants which accrue as of the Proration Date but are not yet due and payable, shall be prorated as of the Proration Date and Seller shall receive a credit for such amounts at Close of Escrow. Seller agrees that any amounts collected by Seller after the Close of Escrow but which are due to Buyer hereunder shall be payable to Buyer promptly upon receipt thereof, but not less often than monthly (less reasonable out-of-pocket costs of collection actually incurred by Seller ). Promptly upon completion of the applicable payment periods therefore which include the Close of Escrow, Buyer and Seller agree to determine the amount of reimbursements received from Tenants with respect to estimated tax, insurance and operating expense pass-throughs. To the extent Seller has received from Tenants reimbursements for expenses in excess of those reimbursable expenses actually paid by Seller for the period prior to the Close of Escrow, Buyer shall be credited for such amount. Conversely, to the extent Seller has received from Tenants less than the reimbursements required by their Tenant Leases for such expenses, Seller shall be credited for such amounts at Close of Escrow.

             (e) PREPAID RENTALS. Rentals already received by Seller attributable to periods after the Proration Date and the amount of any other credits due Tenants applicable to any period or periods after the Closing Date shall be credited to Buyer at the Close of Escrow.

             (f) TAXES AND ASSESSMENTS. Any delinquent real estate taxes and any delinquent installments of assessments (including penalties and charges) on the Property shall be paid at the Close of Escrow from funds accruing to Seller. All real estate taxes on the Property for the fiscal tax year in which the Proration Date occurs shall be estimated based upon the most recently available real estate tax bill and prorated as hereinafter described at the Close of Escrow based upon such estimate. Buyer and Seller shall re-prorate the real estate taxes following the Close of Escrow upon receipt of the actual real estate tax bill for the fiscal year in which the Proration Date occurs. Buyer shall be credited with an amount equal to all real estate taxes which have accrued prior to the Proration Date but only to the extent such real estate taxes are not paid or payable by Tenants. Buyer shall also be credited with an amount equal to all real estate taxes already collected or received by Seller from Tenants and attributable to periods prior to the Proration Date, so long as such amounts have not previously been used to pay real estate taxes already due, If, after the Proration Date, any additional real estate taxes are assessed against the Property by reason of back assessments, corrections to previous tax bills and similar reasons relating to the period prior to the Proration Date, Seller shall pay all such additional real estate taxes, except to the extent the same are collected from Tenants or which would then be currently due from Tenants pursuant to the terms of their respective Tenants Leases, to the extent such Tenant Leases are then currently in effect. If, after the Close of Escrow, any real estate tax or assessment savings or refunds are made with respect to the Property by reason of successful tax contest proceedings or appeals, corrections to tax bills or similar reasons relating to the period prior to the Proration Date, if funds remain after required payments to Tenants, then Seller shall be promptly reimbursed for all amounts of such refund(s) or saving(s) attributable to the period prior to the Proration Date, less Seller's reasonable out-of-pocket costs of collection, and Buyer shall be entitled to all amounts of such refund(s) or saving(s) attributed to the periods after the Proration Date.

             (g) TENANT DEPOSITS. Buyer shall be credited at the Close of Escrow with an amount equal to all Tenant security deposits remaining after any permitted deduction or charge.

             (h) SERVICE CONTRACTS. Amounts payable under the Service Contracts and all utility charges shall be prorated on an accrual basis. All amounts payable under the Service Contracts accruing prior to the Proration Date shall be the obligation of Seller, but Seller shall at Close of Escrow pay or credit Buyer therefor only to the extent such amounts are not paid or payable by Tenants. Should Buyer not elect to terminate any service contracts as of the Closing Date, Buyer shall be responsible for all amounts payable under such Service Contracts accruing after the Proration Date.

             (i) PREPAID EXPENSES. Seller shall be credited with an amount equal to all prepaid costs, expenses, charges and fees attributable to the period after to the Close of Escrow and described in writing to Buyer at least thirty (30) days prior the Close of Escrow.

      16. BROKERS. Buyer and Seller each represent to the other that except for Alan W. Viera and Associates, and Third Street Associates and Maynard/Rich Companies whose collective 1.50% commission shall be paid by Escrow Agent from Seller's Proceeds at Close of Escrow in accordance with Exhibit "M" Seller pursuant to a separate written agreement, they have not dealt with any other real estate broker, agent or person who may be entitled to a commission or fee on account of this Agreement, and Buyer and Seller each indemnifies and agrees to defend and hold the other harmless from and against any loss, cost, liability and expense, including reasonable attorneys' fees, which may be incurred in the event its representations herein prove incorrect. Seller acknowledges that Buyer is a licensed real estate Broker acting as a principal in this transaction.

      17.    DEFAULT AND REMEDIES.

             (a) DEFAULT AND REMEDIES. In the event of a default by Seller or Buyer the non-defaulting party may, at its option, do any or all of the following (subject to subparagraph (b) hereinbelow):

                    (i) terminate this Agreement by written notice delivered to the other party at or prior to the Closing; and,

                    (ii) pursue any legal remedy, including an action for monetary damages.

             (b) LIQUIDATED DAMAGES. PRIOR TO ENTERING INTO THIS TRANSACTION, BUYER AND SELLER HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IN THE EVENT BUYER SHALL FAIL TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT TO PURCHASE THE PROPERTY. WITH THE FLUCTUATION IN LAND VALUES, THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MONEY MARKET FOR REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY, THE PARTIES BELIEVE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY THE AMOUNT OF DAMAGES WHICH WOULD BE SUFFERED BY SELLER IN THE EVENT OF BUYER'S NONPERFORMANCE OF ITS OBLIGATION UNDER THIS AGREEMENT TO PURCHASE THE PROPERTY AND CLOSE THE ESCROW. THE PARTIES, HAVING MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES SELLER WOULD SUFFER IN THE EVENT OF BUYER'S NONPERFORMANCE OF ITS OBLIGATION TO PURCHASE THE PROPERTY, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS THE AMOUNT OF THE DEPOSITS ACTUALLY DELIVERED TO ESCROW HOLDER, AND IN THE EVENT OF BUYER'S FAILURE TO PERFORM ITS OBLIGATION UNDER THIS AGREEMENT TO PURCHASE THE PROPERTY AND CLOSE THE ESCROW, SO LONG AS SUCH FAILURE IS NOT CAUSED BY SELLER, SELLER SHALL, AS ITS SOLE REMEDY, BE ENTITLED TO THE AMOUNT OF THE DEPOSITS ACTUALLY DELIVERED TO ESCROW HOLDER AS LIQUIDATED DAMAGES. SAID AMOUNT HAS BEEN DETERMINED WITH REFERENCE BY THE PARTIES TO THE ABOVE CONSIDERATIONS IN ESTABLISHING A REASONABLE SUM AS LIQUIDATED DAMAGES. THE RIGHT TO RECEIVE SUCH LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE REMEDY IN THE EVENT OF BUYER'S FAILURE TO PURCHASE THE PROPERTY AND CLOSE ESCROW.

INITIALS:    ______ _______
             BUYER  SELLER

      18. CONDEMNATION. If all or any portion of the Property, or any interest therein, is taken prior to the Closing of Escrow as a result of condemnation (including the filing of any notice of intended condemnation or proceedings in the nature of eminent domain), by any entity or government agency, which is valued at Twenty Five Thousand Dollars ($25,000.00) or more, then Buyer may, upon written notice to Seller and Escrow Agent, terminate this Agreement, in which event the parties shall have no further rights or obligations hereunder. If Buyer does not elect to terminate this Agreement, or if that portion of the property that is taken as a result of condemnation is valued at less than Twenty Five Thousand Dollars ($25,000.00), then, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all awards for the taking of the Property by eminent domain which accrue to Seller and the parties shall proceed to the Closing pursuant to the terms and conditions hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price.

      19. ATTORNEYS' FEES. If it shall be necessary for either Buyer or Seller to employ an attorney to enforce or defend its rights under this Agreement, the non-prevailing party shall reimburse the prevailing party for its actual attorneys' fees and costs of suit.

      20. NOTICES. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered upon actual receipt if personally delivered, one (1) business day following the transmission of such writing by facsimile with the original sent by certified or registered mail or the expiration of three (3) days following its deposit in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage fully prepaid, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by written notice delivered in accordance with this Paragraph:

                    If to Buyer:

                    Basic Acquisition, Inc.
                    c/o Richard Dickerson
                    575 Prospect Blvd.
                    Pasadena, California 91103

                    with copies to:

                    Basic Acquisition, Inc.
                    2235 Sheppard Avenue East
                    Atria II, Suite 904
                    Willowdale, Ontario M2J 5B5
                    Canada


                    Steefel, Levitt & Weiss
                    One Embarcadero Center, 30th Fl.
                    San Francisco, California 94111
                    Attn:  Clayton B. Gantz, Esq.

                    If to Seller:

                    CHICO CROSSROADS CENTER
                    15 Corporate Plaza, Suite 130
                    Newport Beach, California  92660

                    Attn:  Robert Flaxman

                    with a copy to:

                    Mr. Jamie Sohacheski
                    8665 Wilshire Blvd., Ste. 200
                    Beverly Hills, California 90211

                    with a copy to:

                    Rodarti, Feld & Gelfer
                    4675 MacArthur Court, Suite 930
                    Newport Beach, California  92660
                    Attn:  Richard G. Feld, Esq.

                    If to Escrow Agent:

                    Chicago Title
                    16969 Von Karman
                    Irvine, California 92714

                    Attn: Karen Price
                    Escrow # 6026054-M19

      21. GOVERNING LAW. The laws of the State of California shall govern the validity, enforcement, and interpretation of this Agreement.

      22. INTEGRATION; MODIFICATION; WAIVER. This Agreement constitutes the complete and final expression of the Agreement of the parties relating to the Property and supersedes all previous contracts, agreements, and understandings of the Parties, either oral or written, relating to the Property. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

      23. COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

      24. HEADINGS; CONSTRUCTIONS. The headings which have been used throughout this Agreement have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday. Unless otherwise specified, the word "day" shall mean a calendar day.

      25. TIME OF THE ESSENCE. Time is of the essence of this Agreement and of the obligations of the parties to purchase and sell the Property, it being acknowledged and agreed by and between the parties that any delay in effecting a Closing pursuant to this Agreement may result in loss or damage to the party in full compliance with its obligations hereunder. Notwithstanding any period for performance of any party's obligation as contained in the General Provisions, the rights of the parties hereunder shall be governed by the dates and times set forth in this Agreement.

      26. OPENING OF ESCROW. Escrow Agent is instructed to notify Buyer and Seller in writing that it has opened escrow and the date of such notice shall be the date of opening of Escrow.

      27. INVALID PROVISIONS. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

      28. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective successors and assigns.

      29. FURTHER ACTS. In addition to the acts recited in this Agreement to be performed by Seller and Buyer, Seller and Buyer agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

      30. EXHIBITS. All attached Exhibits and all items delivered into Escrow are incorporated herein.

      31. SURVIVAL. Except as otherwise provided herein, all covenants contained herein shall survive the closing of the purchase and sale and shall not be deemed merged in the Grant Deed, but shall remain in full force and effect.

      32. ASSIGNMENT. Buyer may not assign or transfer any of its rights, benefits, or privileges hereunder without the prior written consent of Seller, except that Buyer may assign its right, benefits and privileges hereunder to a real estate investment trust or similar vehicle advised by Buyer or its affiliates without the prior consent of Seller provided that any such assignee assumes in writing all of the Buyer's obligations hereunder. Any such assignment shall not constitute a novation of Buyer's obligations hereunder. IN WITNESS WHEREOF, the parties have executed the foregoing Agreement as of the date and year first-above written.

                                  BUYER:

                                  BASIC ACQUISITION, INC.
                                  a Delaware corporation


                                  By: /c/ RICHARD DICKERSON
                                     -------------------------------------
                                         Its: VICE PRESIDENT
                                             -----------------------------


                                  CHICO CROSSROADS CENTER
                                  a California limited partnership

                                  By:    JMLB, INC.,
                                         a California corporation

                                         By: /c/ ILLEGIBLE
                                            ------------------------------

                                                Its: PRES
                                            ------------------------------